Exhibit 10.2
FIRST AMENDMENT TO AGREEMENT OF SALE
     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this “Amendment”) is entered into this 17th day of July 2009, by and between BLUE RIDGE REAL ESTATE COMPANY, a corporation duly organized under the laws of the Commonwealth of Pennsylvania (the “Seller”), and THE CONSERVATION FUND, a Non-Profit Corporation organized and existing under the laws of the State of Maryland (the “Purchaser”).
RECITALS:
     WHEREAS, the Seller and Purchaser entered into that Agreement of Sale dated March 11, 2009 (the “Phase 2 Contract”), involving the purchase and sale of approximately 2,797 acres owned by Seller situated in Monroe, Luzerne and Lackawanna Counties, Pennsylvania, all as more fully set forth in the Phase 2 Contract; and
     WHEREAS, Seller and Purchaser desire to amend the Phase 2 Contract to extend the Inspection Period and Closing of Assemblage B as set out in Sections 4 and 5 of the Phase 2 Contract and to further modify substantive terms thereof.
     NOW THEREFORE, for and in consideration of ONE DOLLAR ($1.00) and other good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Defined Terms. Except as expressly modified or amended hereunder, any defined terms in this Amendment shall have the definitions as provided in the Phase 2 Contract.
     2. Recitals and Exhibits. The recitals set forth above and all exhibits attached are incorporated by reference in, and made a part of this Amendment.
     3. Extension of the Inspection Period. Notwithstanding the terms of Section 5 of the Phase 2 Contract to the contrary, the Inspection Period for Assemblage B is hereby extended from July 9, 2009 to October 30, 2009.
     4. Extension of the Closing. Notwithstanding the terms of Section 4 of the Phase 2 Contract to the contrary, the Closing of Assemblage B is hereby extended from August 10, 2009 to October 30, 2009.

     5. Good Faith Deposit. Seller and Purchaser hereby agree and acknowledge that the good faith deposit set forth in Section 2 of the Phase 2 Contract shall be applied to the Purchase Price of Assemblage A.
     6. Condition Precedent. As a specific condition precedent to Seller’s obligation to sell and Purchaser’s acquiring Assemblage B is Purchaser’s acquiring Assemblage A pursuant to the Phase 2 Contract. Should Purchaser fail to close Assemblage A this Agreement shall be null and void.
     7. Ratification. All other terms and conditions of the Phase 2 Contract are hereby ratified and affirmed. Introductory recitals are incorporated herein.
     8 Counterparts. This Amendment may be executed in one or more counterparts by facsimile and the signature pages of such counterparts shall be combined to form and constitute one instrument.
     WITNESS the hands and seals of the parties hereto.

WITNESS:	SELLER:

BLUE RIDGE REAL ESTATE COMPANY

/s/ Christine A. Liebold	By:	/s/ Eldon D. Dietterick

Its: Executive Vice-President and Treasurer

Date: July 15, 2009

PURCHASER:

THE CONSERVATION FUND
A Maryland non-profit corporation

/s/ L. Cavegn	By:	/s/ Jodi R. O’Day

Jodi R. O’Day
Vice President and Regional Counsel

Date: July 17, 2009

2